                                                                     EXHIBIT 4.1

                        IRREVOCABLE SECURITY AGREEMENT
                               OF MGM GRAND, INC.
                      REGARDING DEFEASANCE AND REDEMPTION

          $220,000,000 PRINCIPAL AMOUNT MGM GRAND HOTEL FINANCE CORP.
                   11-3/4% FIRST MORTGAGE NOTES DUE 1999 AND

          $253,000,000 PRINCIPAL AMOUNT MGM GRAND HOTEL FINANCE CORP.
                       12% FIRST MORTGAGE NOTES DUE 2002


     IRREVOCABLE SECURITY AGREEMENT OF MGM GRAND, INC. REGARDING DEFEASANCE AND REDEMPTION dated as of July 1, 1996 among (i) MGM GRAND, INC., a Delaware corporation (the "Grantor"), (ii) MGM GRAND HOTEL FINANCE CORP., a Nevada
                  -------
corporation ("MGM Finance"), (iii) BANK OF AMERICA NATIONAL TRUST AND SAVINGS
              -----------
ASSOCIATION, as Administrative Agent under the Loan Agreement (defined below) for the Banks (defined below) and as Agent (in such capacity, the "Credit
                                                                   ------
Agent") under the Credit Agreement (defined below), (iv) FIRST TRUST OF
-----
ILLINOIS, NATIONAL ASSOCIATION, a national banking association ("First Trust"),
                                                                 -----------
as agent for the Trustee, Administrative Agent and the Credit Agent hereunder (the "Secured Lenders' Agent") and (v) U.S. TRUST COMPANY OF CALIFORNIA, N.A.,
      ----------------------
as Trustee under the Indenture (defined below).

                             PRELIMINARY STATEMENTS

     (1) Pursuant to that certain Indenture dated as of May 1, 1992 (as supplemented, amended or otherwise modified from time to time, the "Indenture",
                                                                    ---------
the terms defined therein and not otherwise defined herein being used herein as therein defined) by and among (i) MGM Finance, as issuer, (ii) the Grantor, as guarantor, (iii) MGM Grand Hotel, Inc., a Nevada corporation (the "Company") as
                                                                   -------
obligor under certain covenants therein, and (iv) U.S. Trust Company of California, N.A., a national banking association, as trustee (the "Trustee"),
                                                                   -------
MGM Finance has issued $220,000,000 principal amount of its 11-3/4% First Mortgage Notes due 1999 and $253,000,000 principal amount of its 12% First Mortgage Notes due 2002 (collectively, the "First Mortgage Notes").
                                            --------------------

     (2) Pursuant to the Loan Agreement, dated as of July 1, 1996 (as supplemented, amended or otherwise modified from time to time, the "Loan
                                                                    ----
Agreement"), by and among the Grantor, the lenders from time to time party
---------
thereto (collectively, the "Banks", and individually, a "Bank"), Bank of
                            -----                        ----
Scotland, Societe Generale, the Long-Term Credit Bank of Japan, Ltd., Wells Fargo Bank, N.A., and CIBC, Inc., as Co-Agents, and Bank of America National Trust and Savings Association, as Administrative Agent, the Banks have agreed to extend the credit facilities described therein to the Grantor.

     (3) Pursuant to the Credit Agreement, dated as of May 13, 1992 (as supplemented, amended or otherwise modified from time to time, the "Credit
                                                                    ------
Agreement"), by and among MGM Finance, the Company, the financial institutions
---------
from time to time
party thereto and Bank of America National Trust and Savings Association, as Agent thereunder, such financial institutions have agreed to extend the credit facilities in an amount not to exceed $60,000,000 described therein to MGM Finance and the Company.

     (4) The Grantor has established two securities accounts with First Trust at its office at 410 North Michigan Avenue, Suite 370, Chicago, Illinois 60611, each in the name of Grantor and each subject to the terms of this Agreement.
The first such securities account has been designated "Defeasance Account pledged to U.S. Trust Company of California, N.A., as Trustee" (the "Defeasance
                                                                     ----------
Account").  The second such securities account has been designated "Securities
-------
Account pledged to Bank of America National Trust & Savings Association, as Administrative Agent as senior pledgee, and to U.S. Trust Company of California, N.A., as Trustee as subordinated pledgee" (the "Dual Interest Account", and,
                                                ---------------------
together with the Defeasance Account, the "Securities Accounts").
                                           -------------------

     (5) The Grantor has entered into this Agreement to assign, pledge and encumber all of the Grantor's right, title and interest in and to each of the Securities Accounts and the securities deposited in each thereof in favor of the Trustee, in order to secure the payment and performance of the obligations of MGM Finance under the Indenture and the First Mortgage Notes; provided that
                                                              --------
until such time as is specified herein, such assignment, pledge and security interest in the Dual Interest Account and the U.S. Government Obligations therein shall be junior and subject as to priority to the assignment, pledge and security interest created hereby in favor of the Administrative Agent and the Banks, as set forth in Section 17 hereof.

     (6) MGM Finance has entered into the Irrevocable Security Agreement of MGM Grand Hotel Finance Corp. Regarding Defeasance and Redemption (as supplemented, amended or otherwise modified from time to time, the "MGM Finance Defeasance
                                                      ----------------------
Agreement"), of even date herewith, with the Administrative Agent, the Credit
---------
Agent, the Trustee, the Secured Lenders' Agent and the Grantor, to assign, pledge and encumber all of MGM Finance's right, title and interest in and to the Defeasance Account (as defined in the MGM Finance Defeasance Agreement) and the U.S. Government Obligations deposited therein in favor of the Trustee, in order to secure the payment and performance of the obligations of MGM Finance under the Indenture and the First Mortgage Notes.

     (7) MGM Finance, the Company and the Grantor (collectively, the "MGM Grand
                                                                      ---------
Parties") may terminate all of their obligations under the Indenture (except MGM
-------
Finance's obligations under Section 7.07 thereof), pursuant to and on the terms and conditions set forth in Article 8 of the Indenture, which Article provides for the defeasance of the First Mortgage Notes. In furtherance of such defeasance, MGM Finance (pursuant to the MGM Finance Defeasance Agreement) and the Grantor (pursuant hereto) intend to deposit with the Secured Lenders' Agent for the benefit of the Trustee U.S.Government Obligations in amounts sufficient under Article 8 to defease the First Mortgage Notes.

          NOW, THEREFORE, in consideration of the premises the parties hereto hereby agree as follows:

     SECTION 1.  Grant for the Benefit of the Creditors.  The Grantor hereby
                 --------------------------------------
assigns and pledges to the Administrative Agent for its benefit and the ratable benefit of the Banks, and hereby grants to the Administrative Agent for its benefit and the ratable benefit of the Banks a security interest in, the following (collectively, the "Bank Collateral"):
                              ---------------

     (a) the Dual Interest Account and all U.S. Government Obligations contained or deposited in the Dual Interest Account from time to time, and any certificates representing any thereof, and all cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

     (b) all proceeds of any and all of the foregoing Bank Collateral (including, without limitation, proceeds that constitute property of the types described above in Section 1(a)).

     SECTION 2.  Grant for the Benefit of the Trustee.  The Grantor hereby
                 ------------------------------------
assigns and pledges to the Trustee for its benefit and the benefit of the Holders, and hereby grants to the Trustee for its benefit and the benefit of the Holders a security interest in, the following (collectively, and including, without limitation, all property constituting Bank Collateral, the

"Collateral"):
 ----------

     (a) the Securities Accounts and all U.S. Government Obligations contained or deposited in either Securities Account from time to time, and any certificates representing any thereof, and all cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

     (b) all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described above in Section 2(a)).

     SECTION 3.  Agreement to Defease and Redeem First Mortgage Notes.
                 ----------------------------------------------------

     (a)  On or before July 3, 1996 (the "Delivery Date") Grantor shall deliver
                                          -------------
to the Secured Lenders' Agent as Collateral in the manner provided in Section 4 below, U.S Government Obligations maturing as to principal and interest in such amounts and at such times as is, together with the MGM Finance Defeasance Deposit (as defined in the MGM Finance Defeasance Agreement) sufficient, without consideration of the reinvestment of interest and after payment of all federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, to pay principal of and interest on the First Mortgage Notes to May 1, 1997 (the "Redemption Date"), and to pay all other sums payable by it
                  ---------------
under the Indenture (such amount of such U.S. Government Obligations so delivered being referred to herein as the "Grantor Defeasance Deposit", and,
                                           --------------------------
together with the MGM Finance Defeasance Deposit, the "Defeasance Deposit").  On
                                                       ------------------
or before the

Delivery Date MGM Finance shall deliver to the Trustee an Officer's Certificate certifying that the Defeasance Deposit is and will be sufficient to pay all such principal, interest and other amounts, as required by Section 8.01(a) of the Indenture.

     (b) MGM Finance shall cause all of the First Mortgage Notes to be redeemed on May 1, 1997 pursuant hereto and to the optional redemption provisions of paragraph 5 of each First Mortgage Notes and Section 3.07 of the Indenture.

     (c)  The Trustee hereby agrees:

          (i) That delivery of a Defeasance Deposit by the Grantor and MGM Finance to the Secured Lenders' Agent pursuant to and complying with the terms hereof and the MGM Finance Defeasance Agreement will satisfy MGM Finance's obligation to deposit U.S. Government Obligations with the Trustee under Section 8.01(a) of the Indenture;

          (ii) That possession by the Secured Lenders' Agent on the ninety-first day following the Delivery Date or such later date on which the conditions of Section 8.01 of the Indenture shall be satisfied (the "Defeasance Date") of a Defeasance Deposit complying with the requirements
      ---------------
     of Section 8.01(a) of the Indenture, of the MGM Finance Defeasance Agreement and hereof shall be deemed to satisfy the obligation of MGM Finance to deposit the redemption price of all First Mortgage Notes under
     Section 3.05 of the Indenture as of the Defeasance Date provided the
                                                             --------
     assignment, pledge and security interest created hereunder in favor of the Trustee and Holders in all of the U.S. Government Obligations included in the Collateral shall then be valid, perfected and first priority;

          (iii) To provide, in MGM Finance's name and at MGM Finance's expense, notice of the redemption of the First Mortgage Notes to each Holder before the Redemption Date as provided in Section 3.03 of the Indenture;

          (iv) To use the proceeds of the Collateral to redeem all of the then outstanding First Mortgage Notes on the Redemption Date in accordance with the Indenture;

          (v) After redemption of the First Mortgage Notes and payment of all other amounts required to be paid in connection with such redemption under the Indenture, to remit any Collateral or proceeds thereof then remaining to the Grantor provided, that with respect to the Bank Collateral, the
                    --------
     assignment, pledge and security interest granted under Section 1 hereof in the Bank Collateral shall then have terminated;

          (vi) Delivery to the Trustee of an opinion of Christensen, White, Miller, Fink, Jacobs, Glaser & Shapiro substantially in the form of Exhibit A hereto shall satisfy the requirement for the delivery of the Opinion of Counsel required by Sections 8.01(d), (e), (f) and (g) of the Indenture;

          (vii) Delivery to the Trustee of an Officer's Certificate substantially in the form of Exhibit B hereto shall satisfy the requirement for the delivery of the Officer's Certificate required by Section 8.01(g) of the Indenture; and

          (viii) On each of the Defeasance Date and the Redemption Date the Trustee shall acknowledge to the Grantor and MGM Finance in writing the discharge of their respective obligations under the Indenture, except for those then surviving obligations as specified in Section 8.01 of the Indenture.

     SECTION 4.  Delivery of Collateral.
                 ----------------------

     (a) All certificates or instruments representing or evidencing Collateral (if any) shall be delivered to and held by the Secured Lenders' Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Lenders' Agent.

     (b) With respect to any Collateral the ownership of which is recorded in book-entry form by a Federal Reserve Bank, the Grantor shall cause such Collateral to be irrevocably transferred to and maintained in a custody account with such Federal Reserve Bank in the book entry records of such Federal Reserve Bank in the name of First Bank National Association, as agent for First Trust as Secured Lenders' Agent. Grantor shall also deliver to the Secured Lenders' Agent and the Administrative Agent a listing of such Collateral by title (or series), unpaid principal amount and maturity. Each such listing of Collateral shall be accompanied by written instructions of the Grantor to the Secured Lenders' Agent directing that each item of listed Collateral be deposited and maintained in the Securities Account specified therein. The Secured Lenders' Agent shall cause each item of listed Collateral delivered to it to be deposited and maintained in the Securities Account specified therefor, subject to the Liens, terms and conditions hereof. The Secured Lenders' Agent shall cooperate with Grantor in effecting each such delivery of Collateral, and upon the date of the completion of each transfer to its custodial account with the appropriate Federal Reserve Bank, the Secured Lenders' Agent shall notify each of the Grantor, Trustee and Administrative Agent that it has received and holds such Collateral for the account of Grantor in the appropriate Securities Account, and subject to the Liens, terms and conditions hereof. The Secured Lenders' Agent shall cause all relevant records respecting such U.S. Government Obligations delivered to it to be maintained in the name of First Trust as Secured Lenders' Agent in order to reflect and perfect the respective interests of the Grantor, the Administrative Agent and the Trustee therein, in each case in a manner required by and consistent with applicable law (including United States regulations applicable to perfection of security interests in such U.S. Government Obligations). If U.S. Government Obligations so delivered under this
Section 4(b) are
securities of the United States Treasury, such delivery shall be made by wire transfer to ABA #091000022, FIRST MPLS/TRUST, Account #03, or to such other account as the Secured Lenders' Agent may specify in writing. The Secured Lenders' Agent shall, promptly upon its receipt of any U.S. Government Obligations hereunder place them in the appropriate Securities Account. The execution and delivery of this Agreement shall constitute acknowledgement by, and notification of, the Secured Lenders' Agent as if it were bailee of the Collateral with notice of the assignment, pledge and security interests created hereby to the full extent contemplated by 31 C.F.R. section 306.118 and Article 8 of the Uniform Commercial Code of any jurisdiction.

     (c) All deliveries of Collateral hereunder shall be irrevocable and, for the purposes of the Indenture, shall be deemed to constitute irrevocable deposit of such Collateral by MGM Finance with the Trustee.

     (d) On the Closing Date (as defined in the Loan Agreement) and at all times on or before the date on which the Administrative Agent shall have provided a Collateral Notice to the Secured Lenders' Agent as contemplated by Sections 13(a) or (b), Grantor shall maintain in the Dual Interest Account U.S. Government Obligations in an amount equal to $157,500,000 (105% of the maximum principal amount permitted to be outstanding under the Loan Agreement at any time prior to the Second Closing Date (as defined in the Loan Agreement)), which U.S. Government Obligations shall be delivered as provided in this Section 4 and maintained in the Dual Interest Account as Bank Collateral until released in accordance with Section 13 of this Agreement. Except as provided in this Section 4(d), Grantor shall not be required to maintain in the Dual Interest Account any U.S. Government Obligations or other property.

     SECTION 5.  Security for Obligations.
                 ------------------------

     (a) The assignment, pledge and security interest in the Bank Collateral granted under Section 1 hereof secure the prompt payment, in full in cash, and the full performance of, all Obligations (as defined in the Loan Agreement) of the Grantor (collectively, the "Grantor's Obligations"), whether for principal,
                                ---------------------
interest, fees, expenses or otherwise, including, without limitation, all Obligations of the Grantor now or hereafter existing under this Agreement and the Loan Documents, and all interest that accrues on all or any part of any of the Obligations of Grantor after the filing of any petition or pleading against Grantor or any other Person for a proceeding under any Debtor Relief Laws (as defined in the Loan Agreement).

     (b) The assignment, pledge and security interest in the Collateral granted under Section 2 hereof secure the prompt payment, in full in cash, and the full performance of, all obligations of MGM Finance to the Trustee and the Holders under the Indenture and the First Mortgage Notes, whether for principal, interest, fees, expenses or otherwise, including, without limitation, all interest that accrues on all or any part of any of such obligations of MGM Finance after the filing of any petition or pleading against MGM

Finance or any other Person for a proceeding under any Debtor Relief Laws (collectively, the "MGM Finance Obligations", and, together with the Grantor
                    -----------------------
Obligations, the "Secured Obligations").
                  -------------------

     SECTION 6.  Representations and Warranties.
                 ------------------------------

     (a) The Grantor represents and warrants to and for the benefit of the Administrative Agent and the Banks as follows:

          (i) The Grantor is the legal and beneficial owner of the Bank Collateral free and clear of any Lien, except for the assignment, pledge and security interest created by this Agreement.

          (ii) This Agreement and the pledge of the Bank Collateral pursuant hereto create a valid and perfected first priority security interest in the Bank Collateral, securing the payment of the Grantor Obligations.

          (iii) No consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other third party is required either (x) for the grant by the Grantor of the assignment and security interest granted hereby, for the pledge by the Grantor of the Bank Collateral pursuant hereto or for the execution, delivery or performance of this Agreement by the Grantor, or (y) for the perfection or maintenance of the pledge, assignment and security interest created hereby over the Bank Collateral (including the first priority nature of such pledge, assignment or security interest), except as may be required in connection with the disposition thereof by laws affecting the offering and sale of securities generally. This Agreement has been duly authorized, executed and delivered by, and is the legal, valid and binding obligation of, each the Grantor and MGM Finance, enforceable against each such MGM Party in accordance with its terms.

          (iv) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

          (v) There is no action, suit, investigation, litigation or proceeding affecting either the Grantor or MGM Finance pending or threatened before any court, governmental agency or arbitrator that purports to affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby or whose resolution could have a material adverse affect on the ability of either such party to perform its obligations hereunder.

          (vi) No Event of Default has occurred and is continuing, and neither this Agreement nor the consummation of the transactions contemplated hereby shall cause or result in a Default under the Indenture or a breach or violation of, or constitute a default under, any other agreement instrument to which MGM Finance is a party or by which it or its property is bound.

     (b) The Grantor represents and warrants to and for the benefit of the Secured Lenders' Agent, the Trustee and the Holders as follows:

          (i) The Grantor is the legal and beneficial owner of the Collateral free and clear of any Lien, except for the assignments, pledges and security interests created by this Agreement.

          (ii) This Agreement and the pledge of the Collateral pursuant hereto create a valid and perfected security interest in the Collateral securing the payment of the MGM Finance Obligations. Such security interest is first priority with respect to all Collateral other than Bank Collateral. With respect to Bank Collateral, such security interest is subject as to priority only to the Lien created by Section 1 hereof.

          (iii) No consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other third party is required either (x) for the grant by the Grantor of the assignment and security interest granted hereby, for the pledge by the Grantor of the Collateral pursuant hereto or for the execution, delivery or performance of this Agreement by the Grantor, or (y) for the perfection or maintenance of the pledge, assignment and security interest created hereby over the Collateral (including the priority nature of such pledge, assignment or security interest as described in clause (ii) above), except as may be required in connection with the disposition thereof by laws affecting the offering and sale of securities generally.

          (iv) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

          (v) There is no action, suit, investigation, litigation or proceeding affecting either the Grantor or MGM Finance pending or threatened before any court, governmental agency or arbitrator that purports to affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby or whose resolution could have a material adverse affect on the ability of either such party to perform its obligations hereunder.

          (vi) No Event of Default has occurred and is continuing, and neither this Agreement nor the consummation of the transactions contemplated hereby shall cause or result in a Default under the Indenture or a breach or violation of, or constitute a default under, any other agreement instrument to which MGM Finance is a party or by which it or its property is bound.

     SECTION 7.  Further Assurances.  The Grantor agrees that from time to time,
                 ------------------
at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents (including the filing and recording of any necessary financing statements), and take all further action, that may be necessary or desirable, or that the Administrative Agent, Trustee or Secured Lenders' Agent may request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Administrative Agent, Trustee and Secured Lenders' Agent to exercise and enforce their respective rights hereunder. The Grantor shall pay all taxes, assessments and other charges with respect to the Collateral, and will defend the Collateral against any suit, action or proceeding which could adversely affect the assignment, pledge and security interest created hereby.

     SECTION 8.  Interest and Distributions; Reinvestment of Securities
                 ------------------------------------------------------
Accounts.  (a)  The Secured Lenders' Agent shall be entitled to receive and
--------
retain any and all interest and other distributions paid in respect of Bank Collateral and Collateral as additional Bank Collateral and Collateral, respectively, subject to the Lien and terms hereof. All interest and distribution payments that are received by the Grantor contrary to the provisions of this Section 8 shall be received in trust for the benefit of the Secured Lenders' Agent, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Secured Lenders' Agent as Collateral.

     (b) All amounts maintained in either of the Securities Accounts, including all amounts paid in respect of interest and other distributions on Bank Collateral and Collateral which are retained by the Secured Lenders' Agent, shall be invested in U.S. Government Obligations with respect to which the requirements of Sections 4(a) or (b), and Section 7, have been satisfied.

     SECTION 9.  Transfers and Other Liens.  The Grantor shall not (i) sell,
                 -------------------------
assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except that the Grantor may assign its interests in the Collateral to the Company at any time after the Defeasance Date provided that the Collateral remains subject to the assignments, pledges and security interests created hereby, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral except for the pledge, assignment and security interest created by this Agreement.

     SECTION 10. Secured Lenders' Agent Appointed Attorney-in-Fact.  The Grantor
                 -------------------------------------------------
hereby irrevocably appoints the Secured Lenders' Agent the Grantor's attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Secured Lenders' Agent's discretion, to take any action and to execute any instrument necessary to accomplish the purposes of this Agreement.

     SECTION 11. Secured Lenders' Agent May Perform.  If the Grantor fails to
                 ----------------------------------
perform any agreement contained herein, the Secured Lenders' Agent may itself perform, or cause performance of, such agreement, and the expenses of the Secured Lenders' Agent incurred in connection therewith shall be payable by the Grantor.

     SECTION 12. The Secured Lenders' Agent's Duties.  The Trustee (on its own
                 -----------------------------------
behalf and on behalf of the Holders) hereby appoints Secured Lenders' Agent as their agent to act for and on its behalf, but only upon its direction, in connection with the exercise and enforcement of their rights and remedies hereunder in accordance with the terms hereof, including, without limitation, for the purposes of perfection of the assignment, pledge and security interest created hereby in favor of the Trustee and the Holders. The Administrative Agent (on its own behalf and on behalf of the Banks) hereby appoints Secured Lenders' Agent as their agent to act for and on its behalf, but only upon its direction, in connection with the exercise and enforcement of their rights and remedies hereunder in accordance with the terms hereof, including, without limitation, for the purposes of perfection of the assignment, pledge and security interest created hereby in favor of the Administrative Agent and the Banks. The powers conferred on the Secured Lenders' Agent hereunder are solely to protect the assignments, pledges and security interests in the Collateral, including the Bank Collateral, and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Lenders' Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Security Collateral, whether or not the Secured Lenders' Agent has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Secured Lenders' Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which First Trust accords its own property.

     SECTION 13. Release and Termination.
                 -----------------------

     (a) On the Defeasance Date, and subject to the fulfillment or waiver of the conditions precedent set forth in Article 8 (including Sections 8.2 and 8.3 thereof) of the Loan Agreement on that date, the Administrative Agent shall notify the Secured Lenders' Agent that, concurrently with the release and termination of all collateral and guarantees held by the Secured Lenders' Agent for the First Mortgage Notes and credit Agreement (other than the liens in the Securities Accounts created hereunder), the assignment, pledge and security interest created hereunder or pursuant hereto for the benefit of the Banks or the Administrative Agent, all rights of any Bank or the Administrative Agent with in or respect of any Bank Collateral, and all other rights of any Creditor or the Administrative Agent hereunder, have been terminated. Such notice and the notice of the Administrative Agent to the Secured Lenders' Agent contemplated by Section 13(b) below are each referred to herein as a "Collateral
                                                                      ----------
Notice".  Upon such termination, the Administrative Agent shall, at the
------
Grantor's expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence the release of any Bank Collateral from the assignment, pledge and security interest granted to the Administrative Agent and the Banks hereby, regardless of whether at the time of such request or such release any Event of Default or Loan Agreement Event of Default shall have occurred and be continuing.

     (b) Without limitation to the foregoing Section 13(a), upon the later of payment in cash and in full of the Grantor Obligations and the termination in full of the Commitment (as defined in the Loan Agreement), the pledge, assignment and security interest granted hereby in the Bank Collateral shall terminate. Upon any such termination, the Administrative Agent will, at the Grantor's expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination and shall promptly notify the Secured Lenders' Agent that the assignment, pledge and security interest created by Section 1 hereof have terminated.

     (c) The term of this Agreement shall commence upon its execution and delivery and shall terminate when the First Mortgage Notes have been paid and discharged in accordance with the Indenture and the assignment, pledge and security interest granted to the Administrative Agent and the Banks under
Section 1 hereof shall have terminated pursuant to Sections 13(a) or (b) above. Upon termination of this Agreement each assignment, pledge and security interest created hereunder shall terminate and be released.

     SECTION 14. Certification of Defeasance and Reconveyance of Deeds of Trust
                 --------------------------------------------------------------
and Release of Collateral Related to the Defeased First Mortgage Notes.  On the
----------------------------------------------------------------------
Defeasance Date the Trustee shall execute and deliver to the addressees thereof the Certificate of Defeasance in the form attached hereto as Exhibit C. In addition, the Credit Agent and Trustee shall, and shall cause the Secured Lender's Agent to, reconvey and release all Collaterally Assigned Documents and all other guaranties, mortgages, deed of trust, security agreement, pledge, assignments and any other document and instrument securing or supporting the Indenture, the First Mortgage Notes, the MGM Finance Obligations, the Credit Agreement and the "Loan Documents" (as such term is defined in the Credit Agreement) or any of the foregoing, in each case by execution, delivery and recordation by the Trustee of such instruments and agreements of reconveyance and release as may be reasonably requested by the Grantor, MGM Finance, the Trustee or the Credit Agent.

     SECTION 15. Remedies for the Benefit of the Banks and Administrative Agent.
                 --------------------------------------------------------------
Upon the occurrence and continuation of an "Event of Default" under and as such term is defined in the Loan Agreement (a "Loan Agreement Event of Default"):
                                          -------------------------------

     (a) The Administrative Agent may exercise, or cause the Secured Lenders' Agent to exercise, in respect of the Bank Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of Nevada at such time (the "Uniform Commercial
                                                         ------------------
Code") (whether or not the Uniform Commercial Code applies to the affected Bank Collateral) and also may without notice except as specified below, sell the Bank Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Lenders' Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Lenders' Agent may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Neither the Administrative Agent nor the Secured Lenders' Agent shall be obligated to make any sale of Bank Collateral regardless of notice of sale having been given. Any public or private sale may be adjourned from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     (b) All cash proceeds received in respect of any sale of, collection from, or other realization upon all or any part of the Bank Collateral may, in the discretion of the Secured Lenders' Agent, be held by the Secured Lenders' Agent as collateral for, and/or then or at any time thereafter applied in whole or in part by the Administrative Agent for the ratable benefit of the Banks against, all or any part of the Grantor Obligations in such order as the Administrative Agent shall elect. Any surplus of such cash or cash proceeds held by the Secured Lenders' Agent or the Administrative Agent and remaining after payment in full of all the Grantor Obligations shall be held by the Secured Lenders' Agent as Collateral pursuant to the terms hereof.

     SECTION 16. Remedies for the Benefit of the Trustee.  Subject in each case
                 ---------------------------------------
to the provisions of Section 17 hereof, upon the occurrence and continuation of an Event of Default under the Indenture:

     (a) The Trustee may cause the Secured Lenders' Agent to exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code (whether or not the Uniform Commercial Code applies to the affected Collateral) and also may without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Lenders' Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Lenders' Agent may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Lenders' Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Lenders' Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     (b) All cash proceeds received by the Secured Lenders' Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Trustee, be held by the Secured Lenders' Agent as collateral for, and/or then or at any time thereafter applied in whole or in part by the Trustee against, all or any part of the MGM Finance Obligations in accordance with the Indenture. Any surplus of such cash or cash proceeds held by the Secured Lenders' Agent and remaining after payment in full of all the MGM Finance Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.

     SECTION 17. Subordination of Trustee's Lien on Bank Collateral.
                 --------------------------------------------------

     (a) Notwithstanding the date, manner or order of attachment or perfection or the description of any Bank Collateral or security interests, liens, claims or encumbrances covered or granted hereby with respect to the Bank Collateral, the assignment, pledge and security interest granted in the Bank Collateral under Section 2 hereof shall be in all respects subordinate to and rank after the assignment, pledge and security interest granted in the Bank Collateral under Section 1 hereof. The Administrative Agent and the other Creditors (as defined in the Loan Agreement) shall have at all times an interest prior and superior to that of the Secured Lenders' Agent and Trustee in the Bank Collateral except as specified in Section 13 hereof. Without prejudice to the generality of the foregoing, the Administrative Agent and the Banks may exercise, or cause the Secured Lenders' Agent to exercise, any right of sale (whether by private contract, court sale or otherwise) of the Bank Collateral, the method, manner, time, place and terms of which sale shall be commercially reasonable, without any further responsibility or duty on the part of the Secured Lenders' Agent, Banks or the Administrative Agent to protect any rights and entitlement of the Trustee or Holders hereunder. For this purpose, the Secured Lenders' Agent and the Trustee hereby irrevocably agree to take all steps as may be necessary or desirable to consent to and ratify and confirm such sale and, whether or not the proceeds of such sale shall be sufficient after application thereof by the Banks and the Administrative Agent in payment of the Grantor Obligations to discharge the MGM Finance Obligations, the Trustee shall cooperate with the Banks and the Agent in the completion of such sale and, in particular, but without limitation, shall forthwith upon the request of the Banks or the Administrative Agent execute such discharges, releases and/or reassignments as may be necessary or desirable to effect the sale of the Bank Collateral free of any lien, charge, assignment, encumbrance or other security created for the benefit of the Trustee hereby or pursuant hereto in such Bank Collateral.

     (b) Neither the Trustee nor any Holder shall ask, exercise, demand or sue for any right, power or remedy in respect of the Bank Collateral, or permit, cause or attempt to cause the Secured Lenders' Agent to do any of the foregoing on its behalf or on behalf of any Holders, whether pursuant to any enforcement, collection, execution, levy or foreclosure proceeding or otherwise, in each case unless one of the conditions set forth in clauses (i) or (ii) below shall have been satisfied. The Trustee further agree that, until one of the conditions set forth in clauses (i) or (ii) below shall have been satisfied, the only right of the Trustee and Holders under this Agreement with respect to the Bank Collateral is for the Grantor Obligations to be secured by the Bank Collateral and to receive a share of the proceeds of such Bank Collateral, if any, to the extent and at the time provided in this Agreement:

          (i) the Administrative Agent has given its written consent thereto on behalf of the Banks; or

          (ii) the assignment, pledge and security interest created in the Bank Collateral in favor of the Administrative Agent and the Banks under
     Section 1 hereof shall have terminated as provided in Section 13 hereof;

provided, however, that nothing in this Agreement shall be taken to restrict the
--------  -------
right of the Trustee or any Holders to appear in any proceeding brought against any Bank Collateral for the purpose of putting appropriate parties on notice of their interests and rights under this Agreement.

     (c) The Administrative Agent shall be under no duty to marshall assets in favor of the Trustee or any other person, or to pursue any other claim or remedy which may exist in favor of the Administrative Agent, but may proceed against any Bank Collateral in any order or manner which it may in its discretion elect, subject to the terms of the Loan Agreement. The Credit Agent shall be under no duty to marshall assets in favor of the Trustee or any other person, or to pursue any other claim or remedy which may exist in favor of the Credit Agent, but may proceed against any collateral of which it is beneficiary in any order or manner which it may in its discretion elect, subject to the agreements governing the provision of such collateral.

     SECTION 18. Responsibilities of Trustee and Secured Lenders' Agent.
                 ------------------------------------------------------

     (a) Each of the Trustee and the Secured Lenders' Agent undertakes to perform only such duties as are expressly and specifically set forth in the Indenture (in the case of the Trustee only) and this Agreement and no implied duties or obligations shall be read into this Agreement against the Trustee or the Secured Lenders' Agent.

     (b) Neither the Trustee nor the Secured Lenders' Agent shall have any liability hereunder except to the extent of its own gross negligence or willful misconduct. In no event shall the Trustee or the Secured Lenders' Agent be liable for any special, indirect or consequential damages. Neither the Trustee nor the Secured Lenders' Agent shall have any duty or responsibility under this Agreement in the case of any default in the performance of the covenants or agreements contained in the Indenture. Neither the Trustee nor the Secured Lenders' Agent shall be required to resolve conflicting demands to money or property in its possession under this Agreement.

     (c) The Trustee and the Secured Lenders' Agent may consult with counsel of its own choice and the opinion of such counsel shall be full and complete authorization to take or suffer in good faith any action hereunder in accordance with such opinion of counsel.

     (d) Neither the Trustee nor the Secured Lenders' Agent shall be responsible for any of the recitals or representations contained herein.

     (e) Either the Trustee or the Secured Lenders' Agent may become the owner of, or acquire an interest in, any of the First Mortgage Notes with the same rights that it would have if it were not the Trustee or Secured Lenders' Agent, respectively.

     (f) Neither the Trustee nor the Secured Lenders' Agent shall be liable for the accuracy of any calculations provided as to the sufficiency of the U.S. Government Obligations deposited hereunder to pay any obligations secured hereby.

     (g) Neither the Trustee nor the Secured Lenders' Agent shall be liable for any action or omission of any each other, any MGM Party, the Administrative Agent or the Credit Agent under this Agreement or the Indenture.

     (h) Whenever in the administration of this Agreement the Trustee or Secured Lenders' Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action thereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Trustee or Secured Lenders' Agent, respectively, be deemed to be conclusively proved and established by a certificate of an authorized representative of the Grantor and such certificate shall, in the absence of gross negligence or willful misconduct on the part of the Trustee or the Secured Lenders' Agent, respectively, be full warrant to the Trustee or Secured Lenders' Agent, respectively, of any action taken or suffered by it under the provisions of this Agreement upon the faith thereof.

     (i) The Trustee and the Secured Lenders' Agent may conclusively rely, as to the truth and accuracy of the statements and correctness of the opinions and the calculations, if any, provided to it in connection with this Agreement, and shall be protected in acting, or refraining from acting, upon any written notice, instruction, request, certificate, document or opinion furnished to the Trustee or Secured Lenders' Agent in connection with this Agreement and reasonably believed by the Trustee or Secured Lenders' Agent, respectively, to have been signed or presented by the proper party, and it need not investigate any fact or matter stated in such notice, instruction, request, certificate, document or opinion.

     (j) The Grantor agrees to indemnify the Trustee, its agents and its officers or employees, and hold the Trustee, its agents, officers or employees harmless, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel for the Trustee) which may be imposed on, incurred by, or asserted against the Trustee at any time by reason of the performance of its duties as Trustee in any transaction arising out of this Agreement, or any of the transactions contemplated herein or in the Indenture, unless due to the Trustee's or its officers' or employees' or agents' negligence or willful misconduct.

     (k) The Secured Lenders' Agent shall distribute funds from the Securities Accounts to the Trustee, to the extent such funds are available for application to payments of principal and interest under the Indenture and the First Mortgage Notes in accordance with the Schedule attached to the Officer's Certificate delivered in the form of Exhibit D.

     SECTION 19. Resignation and Merger.
                 ----------------------

     (a) The Trustee may resign and be discharged of its duties hereunder in accordance with the procedures in the Indenture, if and at such time as the Trustee shall resign or be discharged as the Trustee under the Indenture. Any successor Trustee under the Indenture shall succeed as the Trustee under this Agreement.

     (b) Any company into which the Trustee may be merged or converted or with which it may be consolidated or any company resulting from any merger, conversion or consolidation to which it shall be a party or any company to which the Trustee may sell or transfer all or substantially all of its corporate trust business, provided such company shall be eligible under this Agreement, shall be the successor to such Trustee without the execution or filing of any paper or any further act, notwithstanding anything to the contrary herein.

     (c) First Trust reserves the right to resign as Secured Lenders' Agent under this Agreement at any time by giving written notice of its resignation, specifying the effective date thereof, to the other parties hereto. Within 30 days after receiving the aforesaid notice, MGM Finance agrees to appoint a successor Secured Lenders' Agent, reasonably acceptable to the Administrative Agent, the Credit Agent and the Trustee, to which First Trust may distribute the property then held by it hereunder, less its fees, costs and expenses. If a successor Secured Lenders' Agent has not been appointed hereunder and has not accepted such appointment by the end of such 30 day period, First Trust may apply to a court of competent jurisdiction for appointment of a successor Secured Lenders' Agent hereunder, and the costs, expenses and reasonable attorney's fees which it incurs in connection with such a proceeding shall be paid by MGM Finance.

     SECTION 20. Successors.
                 ----------

     (a) If at any time hereafter the Trustee shall resign, be removed, be dissolved or otherwise become incapable of acting, or shall be taken over by any governmental official, agency, department or board, the position of Trustee shall thereupon become vacant. MGM Finance shall mail notice of any such vacancy to the Holders.

     (b) If no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this section any Holder, or any retiring Trustee or Secured Lenders' Agent, respectively, may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.

     SECTION 21. Limitation of Liability.  The Trustee shall not be liable or
                 -----------------------
responsible because of the failure of any of the other parties of this Agreement to perform any act required of each of them hereunder or because of the loss of any moneys arising through the insolvency or the act or default or omission of any depository, other than itself, in which such moneys shall have been deposited. The liability of the Trustee hereunder to make payments due and payable with respect to the First Mortgage Notes as provided herein is limited to the availability of amounts on deposit under the Indenture and as Collateral hereunder.

     SECTION 22. Indemnity and Expenses.
                 ----------------------

     (a) The Grantor agrees to indemnify the Secured Lenders' Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Secured Lenders' Agent's, own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

     (b) The Grantor will upon demand pay to the Secured Lenders' Agent the amount of any and all reasonable fees and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Secured Lenders' Agent may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, or (ii) the failure by the Grantor to perform or observe any of the provisions hereof.

     SECTION 23. Security Interests Absolute.  The obligations of the Grantor
                 ---------------------------
under this Agreement are independent of the Secured Obligations, and a separate action or actions may be brought and prosecuted against the Grantor to enforce this Agreement, irrespective of whether any action is brought against MGM Finance or whether MGM Finance is joined in any such action or actions. All rights of the beneficiaries hereof and the pledge, assignment and security interest hereunder, and all obligations of the Grantor hereunder, shall be absolute and unconditional, irrespective of:

     (a) any lack of validity or enforceability of the Indenture, any First Mortgage Note or any Loan Document (as defined in the Loan Agreement) or any other agreement or instrument relating thereto;

     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other amendment or waiver of or any consent to any departure from the terms of the Indenture, the First Mortgage Notes or any Loan Document;

     (c) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

     (d) any manner of application of collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any collateral for all or any of the Secured Obligations or any other assets of the Grantor;

     (e) any change, restructuring or termination of the corporate structure or existence of the Grantor; or

     (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Grantor or a third party grantor of a security interest.

     SECTION 24. Redemption or Acceleration of Maturity.  MGM Finance will not
                 --------------------------------------
accelerate the maturity or due date of the First Mortgage Notes to a date earlier than May 1, 1997.

     SECTION 25. Amendments; Waivers; Etc.   No amendment or waiver of any
                 ------------------------
provision of this Agreement, and no consent to any departure by any party herefrom, shall in any event be effective unless the same shall be in writing and signed by the each of the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of any party hereto to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

     SECTION 26. Addresses for Notices.  All notices and other communications
                 ---------------------
provided for hereunder shall be in writing (including electronic facsimile) and
(a) if to the Trustee, the Grantor or MGM Finance, to the address provided therefor under Section 12.10 of the Indenture, (b) if to the Administrative Agent, to the address provided therefor under Section 11.6 of the Loan Agreement, (c) if to the Credit Agent, to the address provided therefor under
Section 11.02 of the Credit Agreement, and (d) if to the Secured Lenders' Agent, to 410 North Michigan Avenue, Suite 370, Chicago, Illinois 60611, Attention:
Gwendolyn Carroll, Vice President, facsimile number 312-836-6757, or, as to each party, to such other address as such party shall designated in a notice to each of the other parties hereto.

     SECTION 27. Continuing Security Interest; Assignments under the Loan
                 --------------------------------------------------------
Agreement.  This Agreement shall create a continuing security interest in the
---------
Collateral and shall (a) remain in full force and effect except as provided by
Section 13 hereof, (b) be binding upon the parties hereto and their respective successors, transferees and assigns and (c) inure, together with the rights and remedies hereunder, to the benefit of the parties hereto and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Bank may assign or otherwise transfer all or any portion of its rights and obligations under the Loan Agreement (including, without limitation, all or any portion of its Commitment) to any other Person permitted by the Loan Agreement, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Bank herein or otherwise, in each case as provided in the Loan Agreement.

     SECTION 28. Severability.  If any one or more of the covenants or
                 ------------
agreements provided in this Agreement should be determined by a court of competent jurisdiction to be contrary to law, such covenants or agreements herein contained shall be null and void and shall be severed from the remaining covenants and agreements and shall, in so far as is reasonably possible, not affect the validity of the remaining provisions of this Agreement.

     SECTION 29. Counterparts.  This Agreement may be executed in several
                 ------------
counterparts, all or any of which shall be regarded for all purposes as duplicate originals and shall constitute and be but one and the same instrument.

     SECTION 30. Governing Law; Terms.  This Agreement shall be governed by and
                 --------------------
construed in accordance with the laws of the State of Nevada, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of Nevada. Unless otherwise defined herein or in the Indenture, terms used in Article 9 of the Uniform Commercial Code are used herein as therein defined.

     SECTION 31. Waiver of Jury Trial.  Each party hereto hereby irrevocably
                 --------------------
waives any right to a trial by jury in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

MGM GRAND, INC.

By: /s/ Scott Langsner
    ----------------------------
        Scott Langsner


MGM GRAND HOTEL FINANCE CORP.

By: /s/ Daniel H. Scott
    ----------------------------
        Daniel H. Scott

BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent and Credit Agent

By: /s/ L. Chenevert, Jr.
    ----------------------------
        L. Chenevert, Jr.
        Vice President


FIRST TRUST OF ILLINOIS, NATIONAL ASSOCIATION

By: /s/ G.M. Carroll
    ----------------------------
        G.M. Carroll

U.S. TRUST COMPANY OF CALIFORNIA, N.A., as
Trustee

By: /s/ D. Young
    ----------------------------
        D. Young
        Assistant Vice President